Exhibit 99.01

Planet Payment

Announces 2014 Results

Planet Payment Reports Significant Improvement in Net Income and Adjusted EBITDA for the Fourth Quarter and for the Full Year

LONG BEACH, N.Y., March 11, 2015 — Planet Payment, Inc. (NASDAQ:PLPM), a leading provider of international payment and transaction processing and multi-currency processing services, today announced its results for the fourth quarter and year ended December 31, 2014.

Financial Highlights for the Fourth Quarter 2014

•                  Net revenue for the quarter was $13.0 million compared to $12.2 million for 2013.

•                  Net income for the quarter was $2.0 million compared to $0.2 million for 2013.

•                  Adjusted EBITDA for the quarter was $3.5 million compared to $1.3 million for 2013.

•                  Total settled dollar volume processed for the quarter was $2.1 billion compared to $1.9 billion for 2013.

•                  Total settled transactions processed for the quarter was 31.0 million compared to 21.2 million for 2013.

Financial Highlights for the Year Ended December 31, 2014

•                  Net revenue for the year was $47.4 million compared to $46.6 million for 2013.

•                  Net income for the year was $3.2 million or $0.05 per diluted share compared to $22,006 or $0.00 per diluted share for 2013.

•                  Adjusted EBITDA for the year was $9.4 million compared to $4.2 million for 2013.

•                  Total active merchant locations increased to approximately 93,000 from approximately 61,000 for 2013.

•                  Total settled dollar volume processed for the year was $8.2 billion compared to $7.1 billion for 2013.

•                  Total settled transactions processed for the year was 107.9 million compared to 64.4 million for 2013.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA and Table 2 for explanation of key metrics.

Operational Highlights for the Year Ended December 31, 2014

•                  Began roll out of Pay in Your Currency® service with Cielo, S.A. in Brazil

•                  Continued roll out of Pay in Your Currency with PT Bank of Central Asia in Indonesia and with Vantiv in the United States, implementing a national retailer with 1,800 locations.

•                  Continued roll out of processing solution for Visa initiative in Mexico.

•                  Expanded UPOP e-commerce solution for domestic and multi-currency UnionPay acquiring and processing services with new accounts in the United States. Launched AsiaCheckout with UnionPay and International Checkout.

•                  Rolled out of Pay in Your Currency services to over 5,000 ATM’s in the United States, with Payment Alliance International.

•                  Launched MICROS Payment Gateway solution for hospitality and lodging merchants in Canada with Global Payments, and in the United States with Axia Payments.

•                  Launched Pay in Your Currency services with Columbia Data Services to their network of ATMs in the Unites States.

•                  Signed Strategic Alliance Agreement with ScotiaBank for processing international transactions and Pay in Your Currency at their ATM network in Mexico.

Outlook for Fiscal Year 2015

•                  Net revenue estimated to be in the range of $49.0 million to $51.0 million

•                  Net income estimated to be in the range of $6.0 million to $7.0 million

•                  Adjusted EBITDA estimated to be in the range of $11.0 million to $12.0 million (see Table 3 for reconciliation of prospective net income to Adjusted EBITDA)

•                  Fully diluted earnings per share estimated to be in the range of $0.09 to $0.11 based on 56 million fully diluted common shares outstanding.

NASDAQ Compliance

As of February 9, 2015, a majority of the Board is now comprised of directors who meet the independence requirements as set forth in NASDAQ Rule 5605(b)(1), which requires that a NASDAQ-listed company’s board of directors consist of a majority of “independent directors” (as defined in Rule 5605(a)(2) of the NASDAQ Rules).  The Company has received a letter from NASDAQ confirming that the Company is again in compliance with NASDAQ Rule 5605(b)(1) and that the matter is closed.

Commenting on the results, Carl Williams, Chairman and CEO of Planet Payment, Inc., said:

“2014 was a year of both challenges and achievements, but I believe that the commitment to our strategic plan is building the foundation for Planet Payment’s future growth. As we look to 2015, we will remain focused on those opportunities that position Planet Payment to achieve maximum profitability and revenue growth.”

Conference Call

The Company will host a conference call to discuss fourth quarter 2014 financial results today at 5:00 pm New York time.  Carl Williams, Chairman and Chief Executive Officer, and Robert Cox, Chief Financial Officer and Chief Operating Officer will host the call.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.  The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780.  A replay will be available approximately two hours after the call concludes and can be accessed on our website or by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 13598683.  The replay will be available until our next earnings call on our website or via telephone until Wednesday, March 18, 2015.

Additional analysis of the Company’s performance can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Annual Report on Form 10-K to be filed at www.sec.gov and posted on the Company’s investor relations website.

About Planet Payment

Planet Payment is a leading provider of international payment and transaction processing and multi-currency processing services. We provide our services in 23 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through our more than 70 acquiring bank and processor customers. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services are integrated within the payment card transaction flow enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Planet Payment is headquartered in New York and has offices in Atlanta, Beijing, Bermuda, Delaware, Dubai, Dublin, London, Hong Kong, Mexico City, Shanghai and Singapore. Visit www.planetpayment.com for more information about the Company and its services. For up-to-date information follow Planet Payment on Twitter at @PlanetPayment or join Planet Payment’s Facebook page.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include ‘forward-looking statements’. All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all, regulatory changes and changes in card association regulations and practices, changes in domestic and international economic conditions and changes in volume of international travel and commerce and others. Additional risks may arise, with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s Annual Report Form 10-K, filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Robert Cox (CFO and COO)	Tel: + 1 516 670 3200 www.planetpayment.com

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net income (loss) adjusted to exclude: (1) interest expense, (2) interest income, (3) provision (benefit) for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net Income to Adjusted EBITDA

For the three months and year ended December 31, 2014 and 2013

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013
	US$ Millions
ADJUSTED EBITDA:

Net income	$2.0	$0.2	$3.2	$0.0
Interest expense	0.0	0.0	0.1	0.1
Interest income	0.0	0.0	0.0	0.0
Provision for income taxes	0.5	0.0	0.8	0.0
Depreciation and amortization	0.7	0.7	3.0	2.9
Stock-based compensation expense	0.3	0.4	1.1	1.2
Restructuring charges	0.0	0.0	1.2	0.0
Adjusted EBITDA (non-GAAP)	$3.5	$1.3	$9.4	$4.2

Table 2.  Explanation of Key Metrics

	Year ended December 31,
	2014	2013

KEY METRICS:

Consolidated gross billings(1)	$127,833,982	$123,766,535
Total settled dollar volume processed(2)	$8,226,291,479	$7,054,447,195
Total active merchant locations (at period end)(3)	93,381	61,029
Total settled transactions processed(4)	107,892,854	64,438,090

Multi-currency processing services key metrics:
Active merchant locations (at period end)(3)	43,624	23,628
Settled transactions processed(5)	13,423,672	12,496,150
Gross foreign currency mark-up(6)	$111,469,328	$107,013,919
Settled dollar volume processed(7)	$2,651,052,999	$2,645,757,541
Average net mark-up percentage on settled
dollar volume processed(8)	1.17%	1.13%
Payment processing services key metrics:
Active merchant locations (at period end)(3)	49,779	37,424
Payment processing services revenue(9)	$16,414,654	$16,752,616
Settled transactions processed(10)	94,469,182	51,941,940
Settled dollar volume processed(11)	$5,575,238,480	$4,408,689,654

(1)                                 Represents gross foreign currency mark-up plus payment processing services revenue.

(2)                                 Represents total settled dollar volume processed through both our multi-currency and payment processing services.

(3)                                 We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date. The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of December 31, 2014 and 2013, there were 22 and 23 active merchant locations, respectively, included in both multi-currency and payment processing active merchant locations but are not included in total active merchant locations, in order to eliminate counting these locations twice.

(4)                                 Represents total settled transactions (excluding other transaction types such as authorizations and rate look-ups).

(5)                                 Represents settled transactions processed using our multi-currency processing services (excluding other transaction types such as authorizations and rate look-ups).

(6)                                 Represents the gross foreign currency mark-up amount on settled dollar volume processed using our multi-currency processing services. Gross foreign currency mark-up represents multi-currency processing services net revenue plus amounts paid to acquiring banks and their merchants associated with such multi-currency processing transactions. Management believes this metric is relevant because it provides the reader an indication of the gross mark-up derived from multi-currency transactions processed through our platform during a given period.

(7)                                 Represents the total settled dollar volume processed using our multi-currency processing services.

(8)                                 Represents the average net mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking the reported total multi-currency processing services net revenue ($31.0 million and $29.8 million for the years ended December 31, 2014 and 2013,  respectively) and dividing by settled dollar volume processed.

(9)                                 Represents revenue earned and reported on payment processing services.

(10)                          Represents settled transactions processed using our payment processing services (excluding other transaction types such as authorizations and rate look-ups).

(11)                          Represents the total settled dollar volume processed using our payment processing services.

Table 3. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2015

	Range
ADJUSTED EBITDA:	Millions

Net income	$6.0	$7.0
Interest expense	0.0	0.0
Interest income	0.0	0.0
Provision for income taxes	0.6	0.6
Depreciation and amortization	3.2	3.2
Stock-based compensation expense	1.2	1.2
Adjusted EBITDA (non-GAAP)	$11.0	$12.0

Planet Payment, Inc. unaudited consolidated balance sheets

	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$9,837,791	$6,572,468
Restricted cash	4,167,560	3,471,023
Accounts receivable, net of allowances of $0.1 million and $0.2 million as of December 31, 2014 and 2013, respectively	6,948,595	6,016,296
Prepaid expenses and other assets	1,136,821	1,457,660
Total current assets	22,090,767	17,517,447
Other assets:
Restricted cash	432,094	446,044
Property and equipment, net	2,139,747	2,198,640
Software development costs, net	4,612,457	4,904,415
Intangible assets, net	2,046,700	2,820,909
Goodwill	319,671	362,063
Security deposits and other assets	2,289,858	2,141,620
Total other assets	11,840,527	12,873,691
Total assets	$33,931,294	$30,391,138
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$512,057	$585,604
Accrued expenses	2,918,645	5,032,620
Due to merchants	4,352,199	3,018,900
Current portion of capital leases	458,812	466,010
Total current liabilities	8,241,713	9,103,134
Long-term liabilities:
Long-term portion of capital leases and deferred revenue	1,560,310	1,432,513
Total long-term liabilities	1,560,310	1,432,513
Total liabilities	9,802,023	10,535,647
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized as of December 31, 2014 and 2013, $0.01 par value: Series A—2,243,750 issued and outstanding as of December 31, 2014 and 2013; $8,975,000 aggregate liquidation preference	22,438	22,438
Common stock—250,000,000 shares authorized as of December 31, 2014 and 2013, $0.01 par value, and 55,680,999 and 55,177,899 shares issued and outstanding as of December 31, 2014, and 55,037,488 shares issued and outstanding as of December 31, 2013	556,810	550,375
Treasury stock, at cost, 503,100 shares as of December 31, 2014	(822,603)	—
Additional paid-in capital	103,277,253	101,038,685
Accumulated other comprehensive (loss) income	(173,774)	135,231
Accumulated deficit	(78,730,853)	(81,891,238)
Total stockholders’ equity	24,129,271	19,855,491
Total liabilities and stockholders’ equity	$33,931,294	$30,391,138

Planet Payment, Inc. unaudited consolidated statements of operations

	Year ended December 31,
	2014	2013	2012
Revenue:
Net revenue	$47,368,739	$46,566,065	$43,578,016
Operating expenses:
Cost of revenue:
Payment processing service fees	10,403,679	11,236,262	10,943,290
Processing and service costs	13,483,282	13,048,294	11,010,778
Total cost of revenue	23,886,961	24,284,556	21,954,068
Selling, general and administrative expenses	18,370,691	22,241,656	25,865,652
Restructuring charges	1,227,204	—	—
Total operating expenses	43,484,856	46,526,212	47,819,720
Income (loss) from operations	3,883,883	39,853	(4,241,704)
Other income (expense):
Interest expense	(65,122)	(66,905)	(55,987)
Interest income	2,212	1,038	1,236
Other income (expense), net	139,875	88,889	(8,739)
Total other income (expense), net	76,965	23,022	(63,490)
Income (loss) from operations before provision for income taxes	3,960,848	62,875	(4,305,194)
Provision for income taxes	(800,463)	(40,869)	(147,111)
Net income (loss)	$3,160,385	$22,006	$(4,452,305)
Basic net income (loss) per share applicable to common stockholders	$0.05	$0.00	$(0.09)
Diluted net income (loss) per share applicable to common stockholders	$0.05	$0.00	$(0.09)
Weighted average common stock outstanding (basic)	53,494,952	52,943,203	52,187,144
Weighted average common stock outstanding (diluted)	54,633,181	54,465,285	52,187,144

Planet Payment, Inc. unaudited consolidated statements of cash flows

	Year ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Net income (loss)	$3,160,385	$22,006	$(4,452,305)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	1,263,660	1,227,369	1,075,079
Depreciation and amortization expense	3,016,783	2,872,167	2,831,379
Provision for doubtful accounts	46,652	326,457	136,350
Deferred tax benefit	—	(583,420)	(66,009)
Disposal of property and equipment	—	4,979	86,388
Expensing of deferred IPO costs	—	—	2,346,210
Accrued insurance proceeds	—	—	(100,000)
Gain on insurance settlement	—	(301,281)	—
Changes in operating assets and liabilities net of effects of acquisitions:
Decrease (increase) in settlement assets	1,055,984	(703,407)	(575,707)
Increase in accounts receivables, prepaid expenses and other current assets	(743,358)	(657,188)	(1,725,523)
Increase in security deposits and other assets	(62,992)	(482,065)	(11,575)
(Decrease) increase in accounts payable and accrued expenses	(2,005,464)	336,367	1,713,071
(Decrease) increase in due to merchants	(419,222)	472,760	409,076
Other	(66,529)	(14,594)	(65,018)
Net cash provided by operating activities	5,245,899	2,520,150	1,601,416
Cash flows from investing activities:
Insurance proceeds	—	401,281	—
Increase in restricted cash	(1,738,571)	(26,638)	(9,448)
Increase in merchant reserves	1,752,521	—	—
Purchase of property and equipment	(117,412)	(828,730)	(269,557)
Capitalized software development	(1,292,314)	(1,443,010)	(1,360,091)
Purchase of intangible assets	(125,980)	(162,181)	(149,420)
Cash paid for business combination, net of cash acquired	—	—	(1,577,829)
Net cash used in investing activities	(1,521,756)	(2,059,278)	(3,366,345)
Cash flows from financing activities:
Proceeds from issuance of common stock	934,032	589,131	774,749
Principal payments on capital lease obligations	(570,249)	(479,992)	(324,795)
Purchases of treasury stock	(822,603)	—	—
Payment of IPO costs	—	—	(354,531)
Net cash (used in) provided by financing activities	(458,820)	109,139	95,423
Effect of exchange rate changes on cash and cash equivalents	—	—	—
Net increase (decrease) in cash and cash equivalents	3,265,323	570,011	(1,669,506)
Beginning of period	6,572,468	6,002,457	7,671,963
End of period	$9,837,791	$6,572,468	$6,002,457
Supplemental disclosure:
Cash paid for:
Interest	$64,585	$63,352	$53,994
Income taxes	765,807	568,055	541,933
Non cash investing and financing activities:
Common stock issued for BPS acquisition	—	—	1,596,862
Common stock issued for stock options and warrants exercised	1,390	2,273	13,335
Assets acquired under capital leases	429,611	728,082	530,984
Accrued capitalized hardware, software and fixed assets	74,017	27,566	—
Capitalized stock-based compensation	52,473	52,133	—

Planet Payment, Inc. unaudited consolidated statements of changes in convertible preferred stock and stockholders’ equity

	Convertible preferred stock $0.01 par value— 4,000,000 shares authorized as of December 31, 2011 and 10,000,000 shares authorized as of December 31, 2012, 2013 and 2014 Series A		Common stock $0.01 par value— 80,000,000 shares authorized as of December 31, 2011 and 250,000,000 shares authorized as of December 31, 2012, 2013 and 2014		Common Stock, In Treasury			Accumulated
		Shares		Shares			Additional	other		Total
	Shares Issued	Par Value	Shares Issued	Par Value	Shares Issued	Shares Par Value	paid-In capital	comprehensive (loss) income	Accumulated deficit	stockholders’ equity
Balance—December 31, 2011	2,243,750	$22,438	51,764,405	$517,644	—	$—	$95,706,552	$(40,729)	$(77,460,939)	$18,744,966
Stock issued	—	—	488,337	4,884	—	—	1,596,862	—	—	1,601,746
Warrants exercised	—	—	917,602	9,176	—	—	(9,176)	—	—	—
Options exercised	—	—	488,513	4,885	—	—	769,864	—	—	774,749
Stock-based compensation expense	—	—	—	—	—	—	1,135,047	—	—	1,135,047
Cumulative translation adjustment	—	—	—	—	—	—	—	78,654	—	78,654
Net loss	—	—	—	—	—	—	—	—	(4,452,305)	(4,452,305)
Balance—December 31, 2012	2,243,750	22,438	53,658,857	536,589	—	—	99,199,149	37,925	(81,913,244)	17,882,857
Restricted stock issued	—	—	860,739	8,607	—	—	(23,918)	—	—	(15,311)
Warrants exercised	—	—	213,123	2,131	—	—	(2,131)	—	—	—
Options exercised	—	—	304,769	3,048	—	—	586,083	—	—	589,131
Stock-based compensation expense	—	—	—	—	—	—	1,279,502	—	—	1,279,502
Cumulative translation adjustment	—	—	—	—	—	—	—	97,306	—	97,306
Net income	—	—	—	—	—	—	—	—	22,006	22,006
Balance—December 31, 2013	2,243,750	22,438	55,037,488	550,375	—	—	101,038,685	135,231	(81,891,238)	19,855,491
Treasury stock	—	—	—	—	503,100	(822,603)	—	—	—	(822,603)
Restricted stock issued	—	—	(243)	(3)	—	—	(5,159)	—	—	(5,162)
Warrants exercised	—	—	79,677	797	—	—	(797)	—	—	—
Options exercised	—	—	564,077	5,641	—	—	928,391	—	—	934,032
Stock-based compensation expense	—	—	—	—	—	—	1,316,133	—	—	1,316,133
Cumulative translation adjustment	—	—	—	—	—	—	—	(309,005)	—	(309,005)
Net income	—	—	—	—	—	—	—	—	3,160,385	3,160,385
Balance—December 31, 2014	2,243,750	$22,438	55,680,999	$556,810	503,100	$(822,603)	$103,277,253	$(173,774)	$(78,730,853)	$24,129,271

Planet Payment, Inc.

Notes to unaudited consolidated financial statements

1. Business description and basis of presentation

Business description

Planet Payment, Inc. together with its wholly owned subsidiaries (“Planet Payment,” the “Company,” “we,” or “our”) is a provider of international payment and transaction processing and multi-currency processing services. The Company provides its services to approximately 93,000 active merchant locations in 23 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through its acquiring bank and processor customers, as well as through its own direct sales force. The Company provides banks and their merchants with innovative services to accept, process and reconcile electronic payments. The Company’s point-of-sale and e-commerce services are integrated within the payment card transaction process enabling its acquiring customers to process and reconcile payment transactions in multiple currencies, geographies and channels. The Company’s ATM services provide its domestic and international acquirers with additional processing capabilities to help them increase revenue and improve customer satisfaction. The Company also offers non-financial transaction processing services that allow merchants to offer a range of commercial services including pre-paid mobile phone top-up and bill payments using the same point-of-sale devices deployed to accept payment cards. The Company is a registered third party processor with the major card associations and operates in accordance with industry standards, including the Payment Card Industry, or PCI, Security Council’s Data Security Standards.

Company structure

Planet Payment was incorporated in the State of Delaware on October 12, 1999 as Planet Group Inc. and changed its name to Planet Payment, Inc. on June 18, 2007.

From March 2006 to August 2014, shares of the Company’s common stock traded on the AIM market of the London Stock Exchange plc, or AIM under the symbol “PPT”. From March 2006 to June 2013 shares of our common stock also traded on AIM under the symbol “PPTR.” From November 2008 until December 2012, shares of our common stock traded on the OTCQX market under the symbol “PLPM.” On December 17, 2012 shares of our common stock began trading on The NASDAQ Stock Market under the symbol “PLPM.”

Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The accompanying consolidated financial statements include the accounts of Planet Payment, Inc. and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.